Exhibit 99

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: APRIL 29, 2013		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE THIRD QUARTER AND NINE MONTH PERIOD ENDED MARCH 31, 2013

Cincinnati, OH; April 29, 2013 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported third quarter net sales of $66,152,000, an increase of 5% as compared to $62,937,000 in the same period of the prior fiscal year;

•	reported a third quarter pre-tax non-cash goodwill impairment charge of $272,000;

•	reported a third quarter net loss of $(315,000) or $(0.01) per share as compared to a net loss of $(377,000) or $(0.02) per share for the same period of the prior fiscal year;

•	reported nine month net sales of $211,953,000, an increase of 7% as compared to $197,206,000 in the same period of the prior fiscal year; and

•	reported a nine month net loss of $(935,000) or $(0.04) per share as compared to net income of $1,719,000 or $0.07 per share for the same period of the prior fiscal year

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended March 31			Nine Months Ended March 31
	2013	2012	% Change	2013	2012	% Change
Net Sales	$66,152	$62,937	5%	$211,953	$197,206	7%

Operating Income (loss)	$(506)	$94	n/m	$(188)	$3,491	n/m

Net Income (loss)	$(315)	$(377)	n/m	$(935)	$1,719	n/m

Earnings (loss) per share (diluted)	$(0.01)	$(0.02)	n/m	$(0.04)	$0.07	n/m

	3/31/13		6/30/12
Working Capital		$77,671		$83,702
Total Assets		$168,366		$175,226
Long-Term Debt	$	nil	$	nil
Shareholders’ Equity		$142,046		$149,368

LSI Industries Inc. Third Quarter and Nine Month 2013 Results
April 29, 2013

Third Quarter Fiscal 2013 Results

Net sales in the third quarter of fiscal 2013 were $66,152,000, an increase of 5% as compared to last year’s third quarter net sales of $62,937,000.  Lighting Segment net sales increased 1.4% to $47,372,000 with sales to national accounts and niche markets decreasing 4.3%, sales to the Commercial / Industrial lighting market increasing 6.1%, sales of $784,000 related to LED video screens increasing 246.9%, and lighting sales to international markets of $3,850,000 decreasing 3.5%.  In the other reportable business segments, Graphics Segment net sales increased 46.6% to $13,110,000, Electronic Components Segment net sales decreased 4.6% to $4,395,000 and net sales of the All Other Category decreased 52.3% to $1,275,000.  The Company’s third quarter net sales to the petroleum / convenience store market were approximately $17.4 million, representing a $2.3 million or 15.4% increase over the same period of the prior fiscal year. The Company reported a non-cash $272,000 goodwill impairment in the Electronic Components Segment in the third quarter of fiscal 2013 with no corresponding impairment in the third quarter of fiscal 2012.  The fiscal 2013 third quarter net loss of $(315,000), or $(0.01) per share, compares to the fiscal 2012 third quarter net loss of $(377,000), or $(0.02) per share.  Earnings per share represents diluted earnings per share.

Nine Month Fiscal 2013 Results

Net sales in the first nine months of fiscal 2013 were $211,953,000, an increase of 7% as compared to last year’s nine month net sales of $197,206,000.  Lighting Segment net sales increased 5.0% to $156,906,000 with sales to national accounts and niche markets increasing 4.4%, sales to the Commercial / Industrial lighting market decreasing 2.2%, sales of $5,802,000 related to LED video screens increasing 268.8%, and lighting sales to international markets of $11,831,000 increasing 15.6%.  In the other reportable business segments, Graphics Segment net sales increased 16.5% to $34,387,000, Electronic Components Segment net sales increased 14.2% to $15,108,000 and net sales of the All Other Category increased 10.0% to $5,552,000.  The Company’s fiscal 2013 nine month net sales to the petroleum / convenience store market were approximately $59.0 million, representing a $6.3 million or 12.0% increase over the same period of the prior fiscal year. In the first nine months of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $705,000 primarily in the Corporate Administrative expenses, with no comparable item in the first nine months of fiscal 2012.  The Company reported a $2,413,000 goodwill impairment in the Electronic Components Segment in the first nine months of fiscal 2013 as compared to a $258,000 goodwill impairment in the Graphics Segment in the first nine months of fiscal 2012.  The fiscal 2013 nine month net loss of $(935,000), or $(0.04) per share, compares to fiscal 2012 nine month net income of $1,719,000, or $0.07 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at March 31, 2013 included current assets of $101.9 million, current liabilities of $24.2 million and working capital of $77.7 million, which includes cash of $13.9 million.  The current ratio was 4.2 to 1.  The Company has shareholders’ equity of $142.0 million, no long-term debt, and borrowing capacity on its commercial bank facilities as of March 31, 2013 of $34.7 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions, if any.

LSI Industries Inc. Third Quarter and Nine Month 2013 Results
April 29, 2013

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.06 per share payable May 14, 2013 to shareholders of record as of May 7, 2013.  The indicated annual cash dividend rate for fiscal 2013 is $0.24 per share.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions, if any.

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "Looking at the third quarter ended March 31, 2013, from a segment viewpoint, Lighting increased 1.4% ($658,000), Graphics increased 46.6% ($4,170,000), Electronics decreased 4.6% ($214,000), and the All Other Category decreased 52.3% ($1,399,000).  Taken as a whole, total net sales increased 5.1%, or $3,218,000 from the same quarterly period of the prior fiscal year.  Before an additional goodwill impairment and reversal of the tax impact of a contingent earnout liability, we operated at a breakeven basis during the most recent quarter.  We would have had better operating results had we not made a major transition to stronger lighting sales representation in several geographic markets.  While this action caused a short-term negative effect on sales, we believe it will result in the enhancement of our long-term market position.

"What about the future?  We see a very strong future for LSI Industries.  This optimism is being driven by (i) our flow of new products (particularly solid-state LED lighting solutions), (ii) our recently acquired and implemented capability to integrate controls into products that address the fast growing lighting controls part of the market, (iii) the generally favorable growth prospects for our niche and commercial / industrial lighting markets and (iv) our recent changes in independent sales representation in the C & I lighting market.

"Particularly important is demand that is being driven by energy-efficient lighting and graphics renovation projects.  LSI is one of the leading lighting and graphics companies that is dedicated to providing a wide range of advanced solid-state LED products to the marketplace.  At present, approximately 35% of our total lighting sales are from this platform.  In certain of our niche markets this percentage is substantially higher.  We introduced our Sterling™ (XSB) LED area light in April.  This patented design features angled LED optical assemblies which are purposely positioned to deliver light with precision control for greater uniformity,  increased distance between pole assemblies and greater overall lumen performance than any of our previous LED designs.  As a result, fewer light assemblies are required, translating into lower energy and installation costs with a faster payback.

“Later this quarter we will be introducing additional cost-effective advanced solid-state LED products for both indoor and outdoor applications that are specifically targeted to accelerate the momentum we have already achieved in the retail petroleum / convenience store market. We believe our new canopy fixture will once again establish a new standard in value and performance the way the LSI Scottsdale did in 1995.  This high performance solid-state LED product has tremendous potential.  Also, we have been selected by a large oil company as the primary source for a new national rollout program that will begin during our fourth quarter and will continue throughout the next fiscal year.  The program involves both graphics and lighting elements and employs our newest LED products.

LSI Industries Inc. Third Quarter and Nine Month 2013 Results
April 29, 2013

"In the second quarter press release, I mentioned our recent move to upgrade our independent sales representation in our lighting business in a number of important geographic markets.  We are now able to better extend our influence into the specification-grade part of the C & I lighting market.  These changes give us stronger representation in a number of large markets, including Boston, New York, Washington DC, New Jersey, San Diego, Salt Lake City, Detroit, South Carolina, New Hampshire, Maine and Vermont.  During the third and fourth quarters of fiscal 2013 the transition plan has and will continue to result in some temporary loss of sales volume which will gradually be offset by the new rep groups as they come on line.  As we move into fiscal 2014 we fully expect to see the benefits of this strategic move to larger and more powerful selling agencies.  For our commercial / industrial lighting part of the business, we believe these agency changes combined with our new LED and controls products could generate sales increases of between 25% and 50% from the current base of about $100 million over the next couple of fiscal years.

"Our balance sheet is solid and without debt.  Cash flow is strong and comfortably funds our working capital, capital expenditures, product development, and cash dividend requirements.  We remain committed to our strategy of product technology development for the niche, commercial and retail markets that we serve worldwide.”

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income for the three and nine month periods ended March 31, 2013 and 2012.  Adjusted net income (loss) and earnings (loss) per share, which excludes the impact of goodwill impairment, reversal of a contingent Earn-Out liability, and acquisition deal costs and related expenses, are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the periods indicated.

(in thousands, except per share data; unaudited)
	Third Quarter
	FY 2013	Diluted EPS	FY 2012	Diluted EPS
Reconciliation of net (loss) to adjusted net (loss):

Net (loss) and (loss) per share as reported	$(315)	$(0.01)	$(377)	$(0.02)

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	(40)	--	--	--

Adjustment for the acquisition deal costs and related expenses, inclusive of the income tax effect	--	--	376	0.02

Adjustment for goodwill impairments, inclusive of the income tax effect	334	0.01	--	--

Adjusted net (loss) and (loss) per share	$(21)	$0.00	$(1)	$0.00

LSI Industries Inc. Third Quarter and Nine Month 2013 Results
April 29, 2013

(in thousands, except per share data; unaudited)	Nine Months
	FY 2013	Diluted EPS	FY 2012	Diluted EPS
Reconciliation of net income (loss) to adjusted net income:

Net income (loss) and earnings (loss) per share as reported	$(935)	$(0.04)	$1,719	$0.07

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	(551)	(0.02)	--	--

Adjustment for the acquisition deal costs and related expenses, inclusive of the income tax effect	--	--	376	0.02

Adjustment for goodwill impairment, inclusive of the income tax effect	1,886	0.08	258	0.01

Adjusted net income and earnings per share	$400	$0.02	$2,353	$0.10

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Third Quarter and Nine Month 2013 Results
April 29, 2013

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business – in both product solutions and production techniques.  We are committed to American innovation through technology.

We are a vertically integrated manufacturer who combines assimilated technology, design and manufacturing to produce the most efficient, high quality products possible.  We are dedicated to advancing solid-state technology to make affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  In addition, we can provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we offer design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI is proud to be an American company with an American work force, building an American product.  We are a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

As we redefine LSI Industries' place in the markets we serve, we will emphasize our commitment to preserving the foundation of a well-managed, financially strong and creatively unique company with even stronger emphasis on a growing technology base.  Through the Leadership, Strength and Innovation that is core to our culture, we move forward continuing our transition to a technology-reliant company with lighting and graphics and the ability to provide the stronger performance our many partners expect.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Third Quarter and Nine Month 2013 Results
April 29, 2013

Condensed Consolidated Statements of Operations

(in thousands, except per share data; unaudited)	Three Months Ended March 31		Nine Months Ended March 31
	2013	2012	2013	2012
Net sales	$66,152	$62,937	$211,953	$197,206

Cost of products and services sold	52,231	49,621	166,279	153,500

Gross profit	13,921	13,316	45,674	43,706

Selling and administrative expenses	14,155	13,222	43,449	39,957

Goodwill impairment	272	--	2,413	258

Operating income (loss)	(506)	94	(188)	3,491

Interest expense, net	21	31	23	108

Income (loss) before income taxes	(527)	63	(211)	3,383

Income tax expense (benefit)	(212)	440	724	1,664

Net income (loss)	$(315)	$(377)	$(935)	$1,719

Income (loss) per common share
Basic	$(0.01)	$(0.02)	$(0.04)	$0.07
Diluted	$(0.01)	$(0.02)	$(0.04)	$0.07

Weighted average common shares outstanding
Basic	24,312	24,300	24,308	24,297
Diluted	24,410	24,360	24,372	24,352

Condensed Consolidated Balance Sheets

(in thousands, unaudited)	March 31, 2013	June 30, 2012
Current Assets	$101,907	$106,623
Property, Plant and Equipment, net	44,672	42,526
Other Assets	21,787	26,077
	$168,366	$175,226

Current Liabilities	$24,236	$22,921
Long-Term Debt	--	--
Other Long-Term Liabilities	2,084	2,937
Shareholders’ Equity	142,046	149,368
	$168,366	$175,226